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                                                                      Exhibit 21



21.      SUBSIDIARIES OF THE REGISTRANT

         1.       Park West Bank and Trust Company - Massachusetts

                  a.  Lorac Leasing Corp. - Massachusetts

                  b.  P W B & T, Inc. - Massachusetts

                  c.  Park West Securities Corporation - Massachusetts

                  d.  Park West Real Estate Investment Trust, Inc.

         2.       Cargill Bank - Connecticut

         3.       Westbank Capital Trust I - Delaware
                  225 Park Avenue
                  West Springfield, Massachusetts 01089